                                                                  EXHIBIT 4(iii)



               TEXAS UTILITIES COMPANY DOING BUSINESS AS TXU CORP
                              OFFICER'S CERTIFICATE


     Kirk R. Oliver, the Treasurer of Texas Utilities Company doing business as TXU Corp (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company, dated May 14, 1999, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities) of the Company dated as of December 1, 1998 (the "Indenture") that:

     1. The securities of the second series to be issued under the Indenture shall be designated "8.70% Junior Subordinated Debentures, Series B" (the "Debentures of the Second Series"). The Debentures of the Second Series are to be issued to The Bank of New York, as Property Trustee (the "Property Trustee") of TXU Capital II, a Delaware statutory business trust (the "Trust"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

     2. The Debentures of the Second Series shall be limited in aggregate principal amount to $170,103,125 at any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

     3. The Debentures of the Second Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on December 31, 2034 except as provided in paragraph (8) of this Certificate;

     4. The Debentures of the Second Series shall bear interest from, and including, the date of original issuance, at the rate of 8.70% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") commencing March 31, 2000. With respect to the Debentures of the Second Series, the term "Interest Period" shall mean each period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except that the first Interest Period shall commence on the date of original issuance. The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Debentures of the Second Series will accrue from, and including, the date of original issuance, but if interest has been paid on such Debentures of the Second Series, then from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), in each case with the same force and effect as if made on such Interest Payment Date;

     5. Each installment of interest on a Debenture of the Second Series shall be payable to the Person in whose name such Debenture of the Second Series is registered in the Securities Register on the fifteenth day

          (whether or not a Business Day) preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the Second Series; provided, however, that if the Debentures of the Second Series are held by a securities depositary in a book-entry only form, the Regular Record Date will be one Business Day preceding the corresponding Interest Payment Date; and provided, further, that the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment of interest on the Debentures of the Second Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the Second Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the Second Series are registered in the Securities Register at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the Second Series not less than 10 days prior to such Special Record Date in any lawful manner not inconsistent with the requirements of any securities exchange on which such Debentures of the Second Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

     6. The principal and each installment of interest on the Debentures of the Second Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the Second Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto as such addresses appear in the Securities Register. Notices and demands to or upon the Company in respect of the Debentures of the Second Series may be served at such office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and services of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Debentures of the Second Series;

     7. The Debentures of the Second Series will be redeemable at the option of the Company on or after December 31, 2004, at any time in whole and from time to time in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

          If at any time a Tax Event (as defined below) shall occur and be continuing and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the distribution of the Debentures of the Second Series to the holders of the Preferred Trust Securities issued by the Trust (the "Preferred Trust Securities"), in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined below) would continue to exist or (ii) the Debentures of the Second Series are not held by the Trust, then the Company shall have the right to redeem the Debentures of the Second Series, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

          "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
          (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Debentures of the Second Series, (ii) interest payable by the Company on the Debentures of the Second Series is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or (iii) being an "Adverse Tax Consequence");

     8. Upon the occurrence and during the continuation of a Tax Event relating to non-deductibility of interest payments on the Debentures of the Second Series, in lieu of redeeming the Debentures of the Second Series, at its option, the Company may shorten the Stated Maturity of the Debentures of the Second Series to a date not earlier than December 13, 2014. The Trustee may conclusively rely on an Officer's Certificate setting forth a changed Stated Maturity of the Debentures of the Second Series;

     9. So long as any Debentures of the Second Series are Outstanding, the failure of the Company to pay interest on any Debentures of the Second Series within 30 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 311 of the Indenture and paragraph
          (10) of this Certificate shall not constitute a failure to pay interest for this purpose;

     10. Pursuant to Section 311 of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Debentures of the Second Series, so long as the Company is not in default in the payment of interest on the Securities of any series under the Indenture, to extend the interest payment period to a period not exceeding 20 consecutive quarterly periods (an "Extension Period") during which period interest (calculated for each Interest Period in the manner provided for in paragraph (4) of this Certificate, as if the interest payment period had not been so extended) will be compounded quarterly. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the rate specified for the Debentures of the Second Series, compounded quarterly, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, repurchase or redeem any indebtedness that is pari passu with or subordinated to the Debentures of the Second Series, or make any guarantee payments with respect to the foregoing ("Restricted Payments"). The restrictions contained in the immediately preceding sentence shall not apply to a Subsidiary who assumes the obligations of the Company under the Indenture and under the Debentures of the Second Series, pursuant to paragraph (16) of this Certificate.

          Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Maturity of the Debentures of the Second Series. Any Extension Period with respect to payment of interest on the Debentures of the Second Series, or any extended interest payment period in respect of similar securities will apply to the Debentures of the Second Series and all such securities and will also apply to distributions with respect to the Preferred Trust Securities and all other securities with terms substantially the same as the Preferred Trust Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust and the Trustee notice of its election of an Extension Period before the Business Day prior to the record date for the distribution which would occur but for such election and will cause the Trust to send notice of such election to the holders of Preferred Trust Securities;

     11. At any time, the Company will have the right to dissolve the Trust and, after satisfaction of liabilities to creditors, if any, of the Trust as provided by applicable law, cause the Debentures of the Second Series to be distributed to the holders of the Preferred Trust Securities;

     12. So long as any Securities are outstanding under the Indenture, the Company shall not make any Restricted Payments at any time the Company is in default under the Guarantee with respect to the Trust or is in default with respect to payments due on any Outstanding Securities;

     13. In the event that, at any time subsequent to the initial authentication and delivery of the Debentures of the Second Series, the Debentures of the Second Series are to be held in global form by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

     14. No service charge shall be made for the registration of transfer or exchange of the Debentures of the Second Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     15. If the Company shall make any deposit of money and/or Government Obligations with respect to any Debentures of the Second Series, or any portion of the principal amount thereof, as contemplated by
          Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

               (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Second Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section
          701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Second Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

               (B) an Opinion of Counsel, based on a change in law occurring after the date of this certificate, to the effect that the Holders of such Debentures of the Second Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

     16. The obligations of the Company under the Debentures of the Second Series and under the Indenture will be subject to assignment by the Company to and assumption by a wholly owned Subsidiary of the Company at any time, as provided in the form set forth in Exhibit A hereto with respect to the Debentures of the Second Series.

          In the event that such Subsidiary assumes the obligations under the Debentures of the Second Series, the Company will unconditionally guarantee payment of the Debentures of the Second Series and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will remain fully and unconditionally liable for the payment obligations of such assuming Subsidiary under the Debentures of the Second Series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Debentures of the Second Series. and payment of additional amounts, if any, as provided in this paragraph (16). Under such guarantee, the Company will also not be able to make Restricted Payments during any Extension Period with respect to the Debentures of the Second Series. Other than the obligation to make such payments, and the limitation on the Restricted Payments and payments to the Trustee under Section 907 of the Indenture, the Company will be released and discharged from all of its other obligations under the Indenture. The foregoing assignment and assumption shall be in compliance with applicable law including the Securities Act of 1933.

          If the Company assigns its obligations under the Debentures of the Second Series to a Subsidiary, the guarantee will provide that if there is an Event of Default and the Holders are prevented by applicable law from exercising their rights to accelerate the maturity of the Debentures of the Second Series, to collect interest on the Debentures of the Second Series, or to enforce any other right or remedy with respect to the Debentures of the Second Series, the Company will pay, upon demand, the amount that would otherwise have been due and payable had the exercise of such rights and remedies been permissible.

          If the Company assigns its obligations under the Debentures of the Second Series to a Subsidiary that is organized in a foreign jurisdiction all payments made by such foreign Subsidiary on the Debentures of the Second Series shall be made without withholding or deduction for any foreign taxes or other foreign governmental charges imposed with respect to payments on the Debentures of the Second Series, unless such withholding or deduction is required by law. If any such withholding or deduction is made, such foreign Subsidiary shall pay to each Holder of Debentures of the Second Series additional amounts as may be necessary so that the net amount received by the Holder of the Debentures of the Second Series after the withholding or deduction equals the amount that the Holder of the Debentures of the Second Series would have received in the absence of such withholding or deduction, after any additional taxes or other charges payable by such foreign Subsidiary in respect of these additional amounts, except that no such additional amounts shall be payable:

               (A) to or for a Holder who is liable for those foreign taxes or charges because of the Holder's connection with the relevant jurisdiction, whether as a citizen, a resident or a national of the jurisdiction or because the Holder carries on a business or maintains a permanent establishment there or is physically present there;

               (B) to or for a Holder who presents a Debenture of the Second Series required to be presented for payment more than 30 days after the date on which payment first becomes due, unless that Holder would have been entitled to such additional amounts by presenting such security during the 30 day period;

               (C) to or for a Holder who presents a Debenture of the Second Series, where presentation is required, at any place other than in The City of New York, unless the Company does not provide a place for presentation within The City of New York;

               (D) to or for a Holder who is liable for the tax or charge because the Holder failed to take appropriate and available steps to declare non-residence or request exemption from the relevant tax authority; or

          No additional amounts will be payable with respect to any Debenture of the Second Series if the beneficial owner would not have been entitled to such payment if that beneficial owner had been a Holder;

     17. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Debentures of the Second Series;

     18. The Debentures of the Second Series shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form;

     19. The undersigned has read all of the covenants and conditions contained in the Indenture and the definitions in the Indenture relating thereto, relating to the issuance of the Debentures of the Second Series and in respect of compliance with which this certificate is made;

     20. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     21. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not such covenants and conditions have been complied with;

     22. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of $154,639,200 aggregate principal amount of the Debentures of the Second Series requested in the accompanying Company Order 2-D-2, have been complied with.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this 13th day of December, 1999.


                                        /s/ Kirk R. Oliver
                                        -----------------------------------
                                        Kirk R. Oliver
                                        Treasurer

NO._______________
CUSIP NO. ___________
                                                                       EXHIBIT A

                 [FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

               TEXAS UTILITIES COMPANY DOING BUSINESS AS TXU CORP

                 8.70% JUNIOR SUBORDINATED DEBENTURES, SERIES B

          TEXAS UTILITIES COMPANY doing business as TXU CORP, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of ____________________ Dollars ($ __________) on December 31, 2034 (except as hereinafter provided) and, except as hereinafter provided, to pay interest on said principal sum, from and including the date of original issuance, but if interest has been paid on this Security, then from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing March 31, 2000, at the rate of 8.70% per annum, plus Additional Interest, if any, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), in each case with the same force and effect as if made on such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date; provided, however, that if the Securities of this series are held by a securities depositary in a book-entry only form, the Regular Record Date will be one Business Day preceding the corresponding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TEXAS UTILITIES COMPANY doing business
                                        as TXU CORP


                                        By:
                                           -------------------------------------

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                             By:
                                                --------------------------------
                                                  Authorized Signatory

               [FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities relating to Trust Securities), dated as of December 1, 1998 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on December 13, 1999 (the "Officer's Certificate"), creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $170,103,125.

          This Security will be redeemable at the option of the Company on or after December 31, 2004, at any time in whole and from time to time in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest hereon, including Additional Interest, if any, to the Redemption Date.

          If at any time a Tax Event (as defined below) shall occur and be continuing and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the distribution of this Security to the holders of the Preferred Trust Securities of the Trust (the "Preferred Trust Securities"), in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined below) would continue to exist or (ii) this Security is not held by TXU Capital II, a Delaware statutory business trust (the "Trust"), then the Company shall have the right to redeem this Security, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount thereof plus accrued and unpaid interest hereon, including Additional Interest, if any, to the Redemption Date.

          "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Trust Securities, there is more than an insubstantial risk that
(i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on this Security, (ii) interest payable by the Company on this Security is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or (iii) being an "Adverse Tax Consequence").

          Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon the occurrence and continuation of a Tax Event relating to non-deductibility of interest payments on the Securities of this series, in lieu of redeeming the Securities of this series, at its option, the Company may shorten the Stated Maturity of the Securities of this series to a date not earlier than December 13, 2014. The Trustee may conclusively rely on an Officer's Certificate setting forth a changed Stated Maturity of the Securities of this series.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the


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

consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          Pursuant to Section 311 of the Indenture, so long as the Company is not in default in the payment of interest on the Securities of any series under the Indenture, the Company shall have the right, at any time and from time to time during the term of the Securities of this series, to extend the interest payment period to a period not exceeding 20 consecutive quarterly periods (an "Extension Period") during which period interest (calculated for each Interest Period (as defined in the Officer's Certificate) in the manner provided for in paragraph (4) of the Officer's Certificate, as if the interest payment period had not been so extended) will be compounded quarterly. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid hereon (together with interest thereon at the rate specified for the Securities of this series, compounded quarterly, to the extent permitted by applicable law) and Additional Interest, if any; provided, however, that during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any indebtedness that is pari passu with or subordinated to the Securities of this series, or make any guarantee payments with respect to the foregoing ("Restricted Payments"). The restrictions contained in the proviso to the immediately preceding sentence shall not apply to a Subsidiary who assumes the obligations of the Company under the Indenture and under the Securities of this series, pursuant to paragraph (16) of the Officer's Certificate. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Maturity of the Securities of this series. Any Extension Period with respect to payment of interest on the Securities of this series, or any extended interest payment period in respect of similar securities (including all Securities issued under the Indenture) will apply to the Securities of this series and all such securities and will also apply to distributions with respect to the Preferred Trust Securities and all other securities with terms substantially the same as the Preferred Trust Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee notice of its election of an Extension Period before the Business Day prior to the record date for the distribution which would occur but for such election.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Unless an Event of Default, or an event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and permitted only upon the fulfillment and satisfaction of, the following terms and conditions:
(a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the Trustee and shall, inter alia, include modifications and amendments to the Indenture making the obligations under the Securities of this series and under the Indenture primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the Company in the form of the

Securities of this series and in provisions of the Indenture and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture; and (b) the Trustee shall have received (i) an executed counterpart of such assumption agreement and supplemental indenture; (ii) evidence satisfactory to the Trustee and the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect,
(iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption and (iv) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary, (B) the execution and delivery by such Subsidiary of such supplemental indenture and the consummation of the transactions contemplated thereby do not contravene any provision of law or any governmental rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and effect and (D) such agreement and supplemental indenture constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the rights of creditors generally.

          At the time of such assumption the Company will unconditionally guarantee payment of the Securities of this series and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will remain fully and unconditionally liable for the payment obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series and payment of additional amounts, if any, as provided in paragraph (16) of the Officer's Certificate. Under the guarantee, the Company will also not be able to make Restricted Payments during any Extension Period with respect to the Securities of this series. Other than the obligation to make such payments, and the limitation on the Restricted Payments and payments to the Trustee under
Section 907 of the Indenture, the Company shall be released and discharged from all other obligations under the Indenture.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.